SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 1, 1997




                          BODDIE-NOELL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

Maryland                             1-9496                                      56-1574675
(State of incorporation)      (Commission File Number)      (IRS Employer Identification No.)



                3710 One First Union Center, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/333-1367










Index to exhibits at page 15                         Total number of pages:  20

Item 2.  Acquisition or Disposition of Assets

On December 1, 1997, Boddie-Noell Properties, Inc. completed the acquisition of four apartment communities containing a total of 880 apartment units. These properties are part of a contract to acquire a portfolio of seven multifamily properties containing a total of 1,356 apartment units from affiliates of CB Development Company. The seven apartment communities are located in the North Carolina cities of Winston-Salem, Greensboro, and Burlington.

Boddie-Noell Properties, Inc. is a self-managed, self-advised REIT which owns and operates apartment communities in North Carolina and Virginia. Concurrent with the acquisition of the four properties, we reorganized to an UPREIT structure, a structure which many REITs currently use. An UPREIT is a real estate investment trust that controls and holds most of its properties through an umbrella limited partnership. The umbrella limited partnership in our UPREIT is Boddie-Noell Properties Limited Partnership, of which we are the sole general partner and majority limited partner.

Concurrent with, and as part of, the acquisition of the four properties, Paul G. Chrysson and W. Michael Gilley were appointed to the Company's Board of Directors. Effective December 1, 1997, Nicholas B. Boddie and Richard A. Urquhart have resigned from the Board in order to create openings for the new directors.

We now own nine apartment communities containing 2,208 apartment units and have the right to acquire three additional apartment communities (containing 476 apartment units) that are currently under construction. We also own 47 Hardee's restaurant properties which are master leased on a triple-net basis, and we manage seven other apartment communities (containing 1,713 apartment units) and two shopping centers that are owned by other parties. Our headquarters are in Charlotte, North Carolina, and all of our operations are in North Carolina and Virginia.

Prior to the acquisition of the four apartment communities, CB Development was an unrelated party. It is now considered an affiliate because Paul Chrysson exerts control over CB Development and is also one of our directors. CB Development is a Winston-Salem, North Carolina, developer of high-end single family and multifamily properties in North and South Carolina. In addition to the properties to be acquired, CB Development has several apartment communities under development.

The properties we acquired on December 1, 1997, are:

  Abbington Place            Greensboro, North Carolina          360 units
  Pepperstone                Greensboro, North Carolina          108 units
  Savannah Place             Winston-Salem, North Carolina       172 units
  Waterford Place            Greensboro, North Carolina          240 units

We acquired the four apartment properties through issuance of operating partnership units in Boddie-Noell Properties Limited Partnership and cash payments to retire existing debt. Operating partnership units issued, and to be issued, are as follows:

  - 950,032 operating partnership units issued at closing, December 1, 1997
  - 100,000 operating partnership units to be issued December 1, 1998 (not subject to contingency)
  - 100,000 operating partnership units to be issued December 1, 1999 (not subject to contingency)

Financing was provided, in part, by FNMA through AMRESCO Capital, Crouse & Associates. The secured financing, which totals $38,070,500, carries a fixed interest rate of 6.97% for a term of ten years, interest only. The balance of the funds required for the acquisition came from an unsecured acquisition line of credit provided by AMRESCO Capital. The unsecured loan totals $8,785,500, with interest at the 30-day LIBOR rate plus 2.00% for the first six months, due the earlier of May 1999 or a public offering.

The remaining three communities containing 476 units are under construction, with estimated completion dates within the next 12 months. We will acquire these properties as they achieve predetermined occupancy and rental levels. In addition to the acquisition of the seven communities, we will have the right of first refusal to acquire any additional properties developed by CB Development or any of its affiliates.

Under the terms of the acquisition agreement, the Company will, subject to certain adjustments, issue a total of approximately 1,635,000 operating partnership units in Boddie-Noell Properties Limited Partnership. After a one year holding period, each operating partnership unit will be convertible into one share of the Company's common stock or, at our option, into cash equal to the fair value of one share of common stock. The balance of the acquisition price will be provided by the refinancing of approximately $71 million of existing debt secured by the properties. We estimate the total value of the transaction at approximately $92 million.


Item 7.  Financial Statements and Exhibits

(a)   Financial statements of business acquired.

       Pages 5-8    Acquired Properties Combined Statements of Revenue and
                    Certain Operating Expenses for the Year Ended December 31,
                    1996, and for the Nine Months Ended September 30, 1996
                    and 1997

(b)   Pro forma financial information.

       Page 9 Boddie-Noell Properties, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997

       Page 11 Boddie-Noell Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1996

       Page 12 Boddie-Noell Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1997

We present the unaudited pro forma condensed consolidated balance sheet as of September 30, 1997, as if the acquisition of the four apartment communities acquired on December 1, 1997, had occurred on September 30, 1997.

We present the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996, and for the nine months ended September 30, 1997, as if the acquisition of the three "stabilized" properties had occurred on January 1 of each period presented. We consider an apartment property to be stabilized when construction of all buildings has been completed and the property has attained 90% occupancy for 90 days. Under the terms of the Master Agreement of Merger and Acquisition and the financing for the purchase, these conditions must be met before purchase of the property. These statements of operations do not include operations, depreciation, or financing expense for Waterford Place Apartments and the second phase of Abbington Place Apartments because these properties had not reached stabilized status prior to September 30, 1997. These two properties reached stabilized status in October 1997.

You should read these unaudited statements in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1996, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. We believe the pro forma condensed consolidated financial information provides all adjustments necessary to reflect the terms of the acquisition.

These pro forma statements may not represent what our financial position would have been if the purchase of the four apartment communities had occurred on September 30, 1997, or how we would have performed if the purchase of the four apartment communities had really occurred at the beginning of the periods presented. In addition, they do not purport to project our financial position or results of operations at any future date or for any future period.

(c)   Exhibits

 No.

2.1* Master Agreement of Merger and Acquisition by and among Boddie-Noell Properties, Inc., Boddie-Noell Properties Limited Partnership, Paul G. Chrysson, James G. Chrysson, W. Michael Gilley, Matthew G. Gallins, James D. Yopp, and the partnerships and limited liability companies listed therein, dated September 22, 1997 (filed as Exhibit 2.1 to Registration Statement No. 333-39803 on Form S-2 and incorporated herein by reference)
2.2* Exchange Option Agreement by and among Boddie-Noell Properties Limited Partnership, Boddie-Noell Properties, Inc., and the owners of the Chrysson affiliates listed therein, dated as of September 22, 1997 (filed as Exhibit 2.2 to Registration Statement No. 333-39803 on Form S-2 and incorporated herein by reference)
2.3 Amendment to Master Agreement of Merger and Acquisition dated September 22, 1997 by and among Boddie-Noell Properties, Inc., Boddie-Noell Properties Limited Partnership, Paul G. Chrysson, James G. Chrysson, W. Michael Gilley, Matthew G. Gallins, James D. Yopp, and the partnerships and limited liability companies listed therein, dated November 3, 1997

*Incorporated herein by reference



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Boddie-Noell Properties, Inc.
                                               (Registrant)


December 11, 1997                                /s/ Pamela B. Novak
                                               --------------------------
                                               Pamela B. Novak
                                               Vice President, Controller and
                                               Chief Accounting Officer

                         Report of Independent Auditors



To the Shareholders of
Boddie-Noell Properties, Inc.


We have audited the accompanying Combined Statement of Revenue and Certain Operating Expenses of Acquired Properties as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of Acquired Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the basis of accounting used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Operating Expenses was prepared using the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Boddie-Noell Properties, Inc. and is not intended to be a complete presentation of Acquired Properties' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in
Note 1 of Acquired Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                  /s/ERNST & YOUNG LLP


Raleigh, North Carolina
September 12, 1997

                               Acquired Properties

          Combined Statements of Revenue and Certain Operating Expenses



                                                                December 31                    September 30
                                                                    1996                 1996                 1997
                                                            ---------------------------------------------------------------
                                                                                                (Unaudited)
Rental income                                                   $ 4,641,260          $ 3,338,845          $ 4,855,475
Other income                                                          8,143                4,583               14,708
                                                            ---------------------------------------------------------------
                                                                  4,649,403            3,343,428            4,870,183

Certain operating expenses:
   Property operations expense                                      965,963              609,373              945,755
   Insurance                                                         33,124               20,964               26,323
   Property taxes                                                   370,878              264,000              419,371
                                                            ---------------------------------------------------------------
Total certain operating expenses                                  1,369,965              894,337            1,391,449
                                                            ---------------------------------------------------------------
Revenue in excess of certain operating expenses                 $ 3,279,438          $ 2,449,091          $ 3,478,734
                                                            ===============================================================



See accompanying notes.

                               Acquired Properties

     Notes to Combined Statements of Revenue and Certain Operating Expenses

                                December 31, 1996


1. Basis of Presentation

Presented herein are the Combined Statements of Revenue and Certain Operating Expenses related to the operations of five apartment properties located in the greater Greensboro, North Carolina metropolitan market (the "Acquired Properties".)

Acquired Properties is not a legal entity but rather a combination of the operations of certain apartment properties expected to be acquired by Boddie-Noell Properties, Inc. The accompanying Combined Statements of Revenue and Certain Operating Expenses includes the accounts of the following apartment properties, each of which is wholly owned by various parties not affiliated with Boddie-Noell Properties, Inc. Abbington II and Waterford were in the start up phase of operations during 1996; therefore, these properties had insignificant operating activity.

                        Number of     Date Placed in
    Property           Properties        Service                          Owner
---------------------------------------------------------------------------------------------------------
  Savannah Place            1         March 1990             Savannah Place Associates, LLC
  Pepperstone               1         April 1990             Pepperstone Association, LLC
  Abbington I               1         November 1994          Abbington Place Associates, LLC
  Abbington II              1         February 1997          Abbington Place Associates, LLC
  Waterford                 1         July 1996              Waterford Place Associates, LLC


In accordance with Rule 3-14 of Regulation S-X, the accompanying financial statement is not representative of the actual operations for the year presented as certain operating expenses that may not be comparable to the expenses expected to be incurred by Boddie-Noell Properties, Inc. in the proposed future operations of the aforementioned properties have been excluded. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to future operations.

                               Acquired Properties

     Notes to Combined Statements of Revenue and Certain Operating Expenses
                                  (continued)




2. Significant Accounting Policies

Advertising Expense

Acquired Properties expenses advertising costs as incurred. Advertising expense included in leasing expense was $26,000 for the year ended December 31, 1996.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts.

Interim Financial Data

The unaudited financial statements for the nine months ended September 30, 1996 and 1997 include all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the revenues and certain operating expenses for such interim periods. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year ending December 31, 1997.

3. Leases

Acquired Properties leases its residential apartments under operating leases with monthly payments due in advance. The majority of the apartment leases are for terms of one year or less, with none longer than two years. Rental and other revenues are recorded as earned.

4. Environmental Matters

All of the Acquired properties have been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any environmental liability that management believes would have a material adverse effect on the accompanying financial statement.

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 1997
(In thousands)

                                                                                                       Pro Forma
                                                                                           ----------------------------------
                                                                                             Chrysson          Consolidated
                                                                             Historical     Acquisition         Pro Forma
                                                                                 (A)            (B)
Assets
Real estate assets, net                                                        $ 96,962        $60,860             $157,822
Cash and cash equivalents                                                         1,407            498                1,905
Rent and other receivables                                                           35              -                   35
Prepaid expenses and other assets                                                   595            590                1,185
Investment in and advances to Management Company                                    243              -                  243
Notes receivable                                                                  1,413              -                1,413
Intangible related to acquisition of management
   operations, net                                                                2,841              -                2,841
Deferred financing costs, net                                                       710            448                1,158
                                                                            -------------- --------------     ----------------
Total assets                                                                   $104,206        $62,396             $166,602
                                                                            ============== ==============     ================

Liabilities and Shareholders' Equity
Mortgage and other notes payable                                               $ 78,397        $46,856             $125,253
Accounts payable and accrued expenses                                               557            405                  962
Accrued interest on mortgages and other notes payable                               466              -                  466
Consideration due for acquisitions                                                  572          2,600                3,172
Escrowed security deposits and deferred revenue                                     264            185                  449
                                                                            -------------- --------------     ----------------
                                                                                 80,256         50,046              130,302
Minority interest in operating partnership                                            -         12,350               12,350
Shareholders' equity:
Common stock                                                                         31              -                   31
Additional paid-in capital                                                       35,163              -               35,163
Dividend distributions in excess of net income                                  (11,244)             -              (11,244)
                                                                            -------------- --------------     ----------------
Total shareholders' equity                                                       23,950              -               23,950
                                                                            -------------- --------------     ----------------
Total liabilities and shareholders' equity                                     $104,206        $62,396             $166,602
                                                                            ============== ==============     ================

See accompanying notes.

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Reflects our historical balance sheet contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

(B) Reflects the acquisition of the Initial Properties specified in the Master Agreement of Merger and Acquisition related to the Chrysson properties.

The Initial Properties are:

   Property                     Location              # Units       Completed            Stabilized
  ----------                   -----------           ---------     -----------          ------------
Abbington Phase I              Greensboro, NC           240          1995                 1995
Pepperstone                    Greensboro, NC           108          1992                 1992
Savannah Place                 Greensboro, NC           172          1991                 1991

Abbington Phase II             Greensboro, NC           120          June, 1997           October, 1997
Waterford Place                Winston-Salem, NC        240          August, 1997         October, 1997


We expect this acquisition to cost approximately:

Contract price:
   Issue of 950,032 operating partnership units at $13.00 per unit at closing                                 $12,350,000
   Issue of 100,000 operating partnership units at $13.00 per unit, due one year after closing                  1,300,000
   Issue of 100,000 operating partnership units at $13.00 per units, due two years after closing                1,300,000
   Cash payments to retire existing debt                                                                       44,941,000
                                                                                                           -----------------
                                                                                                               59,891,000
Other costs                                                                                                       969,000
                                                                                                           -----------------
                                                                                                              $60,860,000
                                                                                                           =================

We financed this purchase with net proceeds from mortgage financing for 65% of value, with interest fixed at 6.97%, for a term of ten years, with payments of interest only. The balance of funds required for the acquisition came from an unsecured loan for 15% of value, with variable interest at the 30-day LIBOR rate plus 2.00% for the first six months, for a term of 18 months, with payments of interest only.

First mortgages on initial properties                            $38,070,500
Unsecured loan                                                     8,785,500
                                                              =================
                                                                 $46,856,000
                                                              =================

We expect loan fees and other costs related to obtaining the mortgages to be approximately:

Loan fees                                                           $300,000
Legal and other costs                                                148,000
                                                              =================
                                                                    $448,000
                                                              =================

We assumed liability for payment of real property taxes and resident security deposits held in trust at closing.

We received cash at closing for the contributors' portion of prorated real property taxes, resident security deposits held in trust, and the excess of mortgage proceeds over cash payments made to retire contributors' debt on the Initial Properties. Amounts received for the contributor's portion of prorated real property taxes were placed in escrow with the mortgage lender.

BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 1996
(In thousands, except per share data)

                                                                                               Pro Forma
                                                                            -------------------------------------------------
                                                                             Stabilized        Other
                                                                              Chrysson        Adjust-          Consolidated
                                                              Historical     Properties        ments            Pro Forma
                                                                 (E)             (G)            (H)
Revenues
Apartment rental income                                          $ 9,791        $ 4,431       $      -              $14,222
Restaurant rental income                                           4,500              -              -                4,500
Equity in income of Management Company                               149              -              -                  149
Interest and other income                                             68              8              -                   76
                                                            --------------- -------------- --------------     ----------------
                                                                  14,508          4,439              -               18,947

Expenses
Depreciation                                                       2,440              -          1,096     (a)        3,536
Amortization - management intangible                                 316              -              -                  316
Amortization - finance costs                                         219              -             42     (b)          261
Apartment operations                                               2,977          1,177             28     (c)        4,182
Administrative                                                       894              -             81     (d)          975
Interest                                                           5,946              -          1,786     (e)        7,732
                                                            --------------- -------------- --------------     ----------------
                                                                  12,792          1,177          3,033               17,002
                                                            --------------- -------------- --------------     ----------------
Income before minority interest                                    1,716          3,262         (3,033)               1,945
Minority interest in operating partnership                             -              -            308     (f)          308
                                                            --------------- -------------- --------------     ----------------
Income before extraordinary item                                 $ 1,716        $ 3,262       $ (3,341)             $ 1,637
                                                            =============== ============== ==============     ================

Per share data:
   Income before extraordinary item                              $  0.57                                            $  0.54
                                                            ===============                                   ================
  Weighted average shares outstanding                              3,027                                              3,027
                                                            ===============                                   ================

See accompanying notes.



BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Nine Months Ended September 30, 1997 (In thousands, except per share data)

                                                                                               Pro Forma
                                                                            -------------------------------------------------
                                                                             Stabilized        Other
                                                                              Chrysson        Adjust-          Consolidated
                                                              Historical     Properties        ments            Pro Forma
                                                                 (F)             (G)            (H)
Revenues
Apartment rental income                                          $ 7,898        $ 3,230      $       -              $11,128
Restaurant rental income                                           3,375              -              -                3,375
Equity in income of Management Company                               183              -              -                  183
Interest and other income                                            153             12              -                  165
                                                            --------------- -------------- --------------     ----------------
                                                                  11,609          3,242              -               14,851

Expenses
Depreciation                                                       1,923              -            822     (a)        2,745
Amortization - management intangible                                 278              -              -                  278
Amortization - finance costs                                         161              -             32     (b)          193
Apartment operations                                               2,537            911             25     (c)        3,473
Administrative                                                       734              -             75     (d)          809
Interest                                                           4,684              -          1,339     (e)        6,023
                                                            --------------- -------------- --------------     ----------------
                                                                  10,317            911          2,293               13,521
                                                            --------------- -------------- --------------     ----------------
Income before minority interest                                    1,292          2,331         (2,293)               1,330
Minority interest in operating partnership                             -              -            206     (f)          206
                                                            --------------- -------------- --------------     ----------------
Income before extraordinary item                                 $ 1,292        $ 2,331      $  (2,499)             $ 1,124
                                                            =============== ============== ==============     ================

Per share data:
   Income before extraordinary item                              $  0.42                                            $  0.36
                                                            ===============                                   ================
  Weighted average shares outstanding                              3,107                                              3,107
                                                            ===============                                   ================

See accompanying notes.


BODDIE-NOELL PROPERTIES, INC.
-------------------------------------------------------------------------------
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(E) Reflects our historical statement of operations contained in our Annual Report on Form 10-K for the year ended December 31, 1996.

(F) Reflects our historical statement of operations contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

(G) Reflects the revenues and expenses directly related to apartment operations of three of the five "Initial Properties" specified in the Master Agreement of Merger and Acquisition related to the Chrysson properties for the periods presented. We have included only the operations of properties which were completed and had attained 90% occupancy for at least 90 days during the periods presented.

                                                         Abbington I      Pepperstone      Savannah Place        Total
                                                      ---------------- ----------------- ----------------- ----------------
Year Ended December 31, 1996:
Apartment rental income                                   $2,146,000         $837,000        $1,448,000        $4,431,000
Interest and other income                                      4,000            2,000             2,000             8,000
                                                      ---------------- ----------------- ----------------- ----------------
                                                           2,150,000          839,000         1,450,000         4,439,000
Apartment operations expense                                 558,000          243,000           376,000         1,177,000
                                                      ================ ================= ================= ================
Revenue in excess of certain expenses                     $1,592,000         $596,000        $1,074,000        $3,262,000
                                                      ================ ================= ================= ================

Nine Months Ended September 30, 1997:
Apartment rental income                                   $1,519,000         $613,000        $1,098,000        $3,230,000
Interest and other income                                      6,000            2,000             4,000            12,000
                                                      ---------------- ----------------- ----------------- ----------------
                                                           1,525,000          615,000         1,102,000         3,242,000
Apartment operations expense                                 423,000          187,000           301,000           911,000
                                                      ================ ================= ================= ================
Revenue in excess of certain expenses                     $1,102,000         $428,000        $  801,000        $2,331,000
                                                      ================ ================= ================= ================

We have not included the operations of Abbington II and Waterford Place in the pro forma statements of operations for the year ended December 31, 1996, and for the nine months ended September 30, 1997. Construction of Abbington II was completed in June, 1997, and 90% occupancy was first attained during August, 1997. Construction of Waterford Place was completed in August, 1997, and 90% occupancy was first attained during August, 1997. Under the terms of the Master Agreement of Merger and Acquisition, we would not acquire these properties until construction was completed and the property was in full operation. Our mortgage lender requires that the properties attain 90% occupancy for at least 90 days before mortgage financing can be completed.

(H) Reflects adjustments to our historical statements of operations and the pro forma revenues and expenses directly related to apartment operations of the three stabilized Chrysson properties as follows:


                                                                                              For the          For the
                                                                                               Year          Nine Months
                                                                                               Ended            Ended
                                                                                           December 31,     September 30,
                                                                                               1996              1997
                                                                                          ---------------- -----------------
     (a) Estimated depreciation expense for the three stabilized properties using the straight-line method over the estimated useful lives of the related assets, which are 40 years for buildings, 20 years for land improvements, 10 years for fixtures
     and equipment, and 5 years for carpet and vinyl.                                        $1,096,000        $  822,000

     (b)  Estimated amortization of approximately $240,000 deferred financing costs
     related to acquisition of the three stabilized Chrysson properties.                         42,000            32,000

     (c)  Estimated increase in apartment operations expense for property accounting
     staff and supplies.                                                                         28,000            25,000

     (d)  Estimated increase in general and administrative expense for management staff
     and supplies.                                                                               81,000            75,000

     (e)  Estimated interest on approximately $25,139,000 debt related to acquisition of the three stabilized Chrysson properties.  We calculated interest using rates
     of 6.97% for mortgages and 7.68% for the unsecured loan.                                 1,786,000         1,339,000

     (f) Estimated minority interest of approximately 16% in net income of the operating partnership, assuming approximately 571,000 operating partnership units issued to minority interests related to acquisition of the three stabilized
     Chrysson properties.                                                                       308,000           206,000


                                                           INDEX TO EXHIBITS

No.                                                                                                  Page
2.1*           Master Agreement of Merger and Acquisition by and among Boddie-Noell
               Properties, Inc., Boddie-Noell Properties Limited Partnership, Paul G.
               Chrysson, James G. Chrysson, W. Michael Gilley, Matthew G. Gallins, James D.
               Yopp, and the partnerships and limited liability companies listed therein, dated September 22, 1997 (filed as Exhibit 2.1 to Registration Statement No.
               333-39803 on Form S-2 and incorporated herein by reference)                             --
2.2*           Exchange Option Agreement by and among Boddie-Noell Properties Limited
               Partnership, Boddie-Noell Properties, Inc., and the owners of the Chrysson affiliates listed therein, dated as of September 22, 1997 (filed as Exhibit
               2.2 to Registration Statement No. 333-39803 on Form S-2 and incorporated
               herein by reference)                                                                    --
2.3            Amendment to Master Agreement of Merger and Acquisition dated September 22,
               1997 by and among Boddie-Noell Properties, Inc., Boddie-Noell Properties
               Limited Partnership, Paul G. Chrysson, James G. Chrysson, W. Michael Gilley,
               Matthew G. Gallins, James D. Yopp, and the partnerships and limited liability
               companies listed therein, dated November 3, 1997                                        16


*Incorporated herein by reference

Exhibit 2.3
                          AMENDMENT TO MASTER AGREEMENT

         This Amendment to the Master Agreement of Merger and Acquisition dated September 22, 1997 by and among Boddie-Noell Properties, Inc., a Maryland corporation ("BNP"), Boddie-Noell Properties Limited Partnership, a Delaware limited partnership ("Boddie-Noell"), the limited liability companies listed on
Schedule 1 attached thereto (collectively, the "Chrysson Partnerships"), and the following individuals: Paul G. Chrysson, James G. Chrysson, W. Michael Gilley, Matthew G. Gallins and James D. Yopp (collectively, the "Contributors") is made as of November 3, 1997 by and among BNP, Boddie-Noell, the Chrysson Partnerships and the Contributors.

         The following definitions shall be added to Article I:

                   "Change of Control" means the occurrence of any one of the following events: (i) any "person," as such term is used in
                  Section 13(d) and 14(d) of the Exchange Act (other than BNP, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of BNP or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% of BNP's common stock (other than as a result of acquisition of common stock directly from BNP) or 40% of the Units (other than as a result of the acquisition of Units directly from Boddie-Noell); or (ii) persons who, as of the Initial Closing Date, constitute BNP's board of directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the board, provided that any person becoming a director of BNP subsequent to the Initial Closing Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Master Agreement, be considered an Incumbent Director; or (iii) the stockholders of BNP shall approve (A) any consolidation or merger of BNP or Boddie-Noell where the stockholders of BNP, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by a party as a single plan) of all or substantially all of the assets of BNP or Boddie-Noell; and (C) any plan or proposal for the liquidation or dissolution of BNP or Boddie-Noell. Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by BNP which, by reducing the number of shares of common stock outstanding, increases the proportionate number of shares of common stock beneficially owned by any person to 40% or more of the shares then outstanding; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of BNP common stock (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred.

                  "Deferred Units" means the 200,000 Units whose issuance is deferred pursuant to paragraph (a) of Section 3.1 hereof.

         Paragraph (a) to Section 3.1 is hereby replaced with the following:

                  (a) The Initial Properties. As consideration for the contribution of the Initial Properties, Boddie-Noell shall deliver to the Contributors, in the aggregate, 1,140,077 limited partnership units ("Units") in Boddie-Noell (subject to adjustment as provided for herein); provided that 100,000 of such Units shall not be issued until the first anniversary of the Initial Closing Date and another 100,000 of such Units shall not be issued until the second anniversary of the Initial Closing Date (Units whose issuance is so deferred shall be referred to herein in the aggregate as the "Deferred Units"). The Deferred Units shall be allocated as follows:
                  120,000 Units to Abbington I and 80,000 Units allocable to Waterford, in each case in accordance with the allocation of shares reflected in Schedule 3.1. Each issuance of Deferred Units shall be on a pro rata basis. In the event of a Change of Control, any Deferred Units that have not yet been issued shall be issued immediately.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.

                                   BODDIE-NOELL PROPERTIES, INC.
ATTEST:

    /s/ Philip S. Payne            By:          /s/ D. Scott Wilkerson
Philip S. Payne,                   President
Assistant Secretary

[CORPORATE SEAL]

                                   BODDIE-NOELL PROPERTIES LIMITED PARTNERSHIP

                                   By:      Boddie-Noell Properties, Inc.,
ATTEST:                            General Partner

    /s/ Philip S. Payne            By:          /s/ D. Scott Wilkerson
Philip S. Payne,                   Title:       President
Assistant Secretary

[CORPORATE SEAL]
                                   PEPPERSTONE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member


                                   SAVANNAH PLACE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member

                                   PLEASANT RIDGE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member


                                   WATERFORD PLACE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member


                                   BROOKFORD PLACE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member


                                   SUMMERLYN PLACE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member


                                   ABBINGTON PLACE ASSOCIATES, LLC

                                   By:          /s/ Paul G. Chrysson
                                            Paul G. Chrysson, Managing Member

                                   By:          /s/ James G. Chrysson
                                            James G. Chrysson, Managing Member

                                       /s/ Paul G. Chrysson
                                   Paul G. Chrysson

                                       /s/ James G. Chrysson
                                   James G. Chrysson

                                       /s/ W. Michael Gilley
                                   W. Michael Gilley

                                       /s/ Matthew G. Gallins
                                   Matthew G. Gallins

                                       /s/ James D. Yopp
                                   James D. Yopp